                                                                   EXHIBIT 10.18

Leasing agreement

Second Floor, Sanwa Building

Period of leasing agreement
         from June 11, 2001
         until June 10, 2003

Lessor: Sanwa Radiator, Co. Ltd.
Lessee: Natus Japan, Co. Ltd.

office

page 1

Contract for leasing of space

The lessor, Sanwa Radiator, Co. Ltd. (hereinafter called the "lessor" ), and the lessee, Natus Japan, Co. Ltd. (hereinafter called "the lessee"), hereby enter into a leasing agreement in accordance with the following conditions.

Article Number One (Announcement of leased space)
The lessor, the owner of the leased space described elsewhere (hereinafter called the "leased space"), will lease this space to the lessee, who has leased it.

Article Number Two (Purpose of use)
The lessee will use the leased space only for the purpose of running an office, and will not use the space for any other purposes.

Article Number Three (Period of lease/Notice of termination of lease/Period of lease renewal)
(1.) The period of this lease extends from June 10, 2001 until June 11, 2003, a period of two years.
(2.) When either the lessor or lessee has decided to end this contract at the end of the period of this lease, advance notice must be given to the other party six months prior to the end of the leasing period, in accordance with this document.
(3.) In a case where either the lessor or lessee does not provide notice as described in the previous item to the other party six months prior to the end of the leasing period, this contract will be extended for an additional two years. After this, the end of the leasing period will be handled in the same manner.

Article Number Four (Rental fees)
The monthly rental fees shall be 1,315,625 yen, and the lessee will deliver or send payment to the lessor or its designated representative the rental fees for the following month by the last day of the preceding month. However, the rental fees for a period that is less than a full month shall be determined by calculating the pro-rated payment for the number of days in that period.

page 2

Article Number Five (Responsibility for various expenses)
The lessee shall be responsible for the various expenses laid out in each of the items that follow, and payment for these various expenses shall be delivered to or payment shall be sent to the lessor or its designated representative by the last day of each month.
1. Monthly management fees in the sum of 315,750 yen (payment for the following month shall be made by the last day of the current month)
2. Charges for gas, water, and electricity usage (including monthly base charges) and heating and cooling expenses
3. Installation charges and activation fees related to fixtures and facilities specially requested by the lessee, and charges for the use of the same
4. Among the shared expenditures from usage that benefit the lessee along with other lessees, expenses set by the lessor as the lessee's share of the financial responsibility

Article Number Six (Adjustment of rental fees)
In response to general fluctuations in prices, increases in public levies and taxes on land and buildings, or in comparison to other rental fees in the local area, when it has been determined that the rental fees in Article Four and the group expenditures in Article Six Item 1 are insufficient, even during the period of the lease agreement, these fees can be adjusted based on discussion between the lessor and lessee.

Article Number Seven (Prohibitions)
The lessee and its employees shall not carry out activities to which the following items apply.
1. Activities that interfere with the business operations or administration of the lessor or other lessees
2. Transfer and storage of materials in the building or its vicinity that may have explosive or flammable properties, or other materials that are dangerous, unclean, malodorous or unsightly
3. Entry into the building of animals, or the feeding and care of animals inside the building

4. Cigarette butts and other flammable paper and trash materials that could pollute the building shall be disposed of only in the locations designated by the lessor
5. Cooking and sleeping overnight inside the building
6. Other activities that the lessor has posted as being prohibited for the purpose of maintaining the safety, attractiveness, and quality of maintenance and management of the building page 3

Article Number Eight (Limitations)
At times when the lessee proposes to carry out activities to which the following items apply, prior approval must be obtained in advance from the lessor in writing by those who intend to carry out these activities or their workers; expenses shall be borne by the lessee.
1. Renovation of the leased spaced, partitioning of rooms, and other various fixtures and facilities such as new installations, additions, removal or other changes in the facilities
2. The new installation, addition, changes to or removal of wiring, piping or equipment for electric lights, electric power, telephone, gas, water, or changes in the capacity of the same
3. The installation or removal of safes, steel cabinets or other heavy items
4. The installation of signboards or other public display boards inside the building, on the roof, in the vicinity of the building or in the glass windows; or the installation, posting or writing of advertisements, signs or warning notices

Article Number Nine (Responsibility for notification)
In cases when the lessee has or anticipates the need for repairs to the leased space and partitions that the lessor owns, or other facilities in the building, or in cases when there are locations that require equipment for the prevention of disasters or accidents, immediate notice must be given to the lessor.

Article Number Ten (Prohibition of transference of leasing rights)
The lessee is prohibited from transferring the right to leasing of the leased space to a third party. However, in cases where the third party is confirmed as the general successor of the lessee through the transfer of the company's business operations or partnership or due to some other arrangement, and the lessor has approved the agreement in accordance in written form, no such restrictions will be imposed.

Article Number Eleven (Prohibition of subletting)
The lessee may not transfer the lease either in part or in full to a third party, may not offer continuous use, or use the space in conjunction with a third party, or display the name of any operations in this space other than that of the lessee. However, this restriction does not apply in cases where the lessor has provided consent in writing.

Article Number Twelve (Entering the leased space for inspections)
At times when there is a need for maintenance, cleaning, protection from robbery, protection from fire, rescue, or emergency measures, the lessor or its employees may enter the leased space for such purposes, carry out the inspection and determine the appropriate measure to be taken.

page 4

Article Number Thirteen (Compensation for damages)
In cases when the lessee or its agents, employees, hired workers or others associated with the lessee have, either intentionally or by accident, caused damage to the lessor, other lessees or other third parties, the lessee shall provide full compensation.

Article Number Fourteen (Exemptions)
When due to theft or disasters such as earthquake, fire, or flooding that are beyond the control of the lessor, losses incurred by the lessee shall not be the responsibility of the lessor.

Article Number Fifteen (Deposit)
(1.) In order to provide security for the execution of the duties based on this contract, the lessee will pay a security deposit of 13,156,250 yen to the lessor as outlined below. The deposit will not accrue interest.
(2.) In cases when the lessee is late in making payment of rent or other expenses, or when the lessor has suffered losses in taking responsibility for the financial obligations based on this contract, the lessor may, as a matter of course, appropriate the deposit money as compensation.
(3.) Within 7 days of receiving notice of the appropriation of money in cases such as that described in the previous item, the lessee will supplement the amount that is in arrears until it reaches the amount of the deposit money in item 1 above.
(4.) During the period of this lease, the lessee may not use the deposit money to pay rental fee payments or to fulfill other obligations.
(5.) The lessee is not permitted to transfer the right to claim the return of the deposit money to a third party, or to use it as collateral for its obligations.

page 5

(6.) If the lessee has fulfilled all of the obligations outlined in this agreement, the money used as a security deposit will be returned as outlined in the items below.

     1. If the lessor has proposed dissolution of the contract, the money will be returned at the time the lessee has completely vacated the premises.
     2. If the lessee has proposed dissolution of the contract, the money will be returned within one month from the day the dissolution of the contract goes into effect. However, this is subject to the condition that the lessee has completely vacated the premises by the end of the period the contract is in force.
         3. In every case, whether effective under Article 16, dissolution of the contract; Article 17, immediate dissolution of the contract; or Article 18, completion of contract, the date that these occurred will be taken as the starting point, and the money will be returned within one month from that date. However, in these cases as well, the conditions in the previous item will apply.
         4. If less than one full year has passed since entering into this agreement in cases of either dissolution of contract or completion of contract, and if less than one full year has passed since entering into this agreement and the deadline for returning the deposit money has arrived, irrespective of the period set in item 2 for the redemption of the deposit, as a special exemption, the period for redemption of the deposit shall be extended to the date at which one full year has passed since entering into the agreement.
         5. Regardless of the period set in item three above for redemption of the deposit, after the lessee has vacated the premises and the lessor has newly rented said premises, when the new deposit money has been received, at that time the lessee's deposit money will be returned.

Article Number Sixteen (Dissolution of contract)
The lessor, at the time when the lessee has performed or fulfilled the activities outlined in each item below and there is no need for notification of some sort, will immediately terminate this agreement, and will demand that the premises be vacated if there is no dispute put forth by the lessee. In a case when the lessor has been subject to damages, compensation for these damages can be demanded from the lessee, and will be granted if the lessee does not dispute the claim.

page 6

1. In cases when the application has been filled in falsely at the time of move-in, or when move-in has been carried out incorrectly
2. In case when the rent or other obligations are two months or more in arrears
3. In cases when the leased space has been used for purposes other than those described in Article 2
4. In cases when the exclusive possession of other lessees has been encroached upon in some exceptional manner, or there is concern that such encroachment has taken place

5. In cases when trust has been lost in some exceptional manner, or in cases when activities counter to the public welfare have taken place
6. In cases when the leased space has been vacated without permission, or in cases when the leased space has not been used for a period of 30 continuous days without obtaining permission
7. In cases when the lessee or its employees, either intentionally or by accident, have damaged the leased space or building in some exceptional manner, or have caused a fire to break out
8. In cases when due to other obligations, the company's assets have been temporarily seized, temporarily disposed of, or in cases of extortion, or in cases when the company has declared bankruptcy, compensation obligations, or company revivification, or in other cases of declarations of company re-organization or dissolution due to death or incompetence
9. In cases when the activities of the lessee or those occupying the same leased space have caused the police to investigate the presence of stimulants or prostitution, etc.
10. In cases when judged to be associated with violent groups or membership in groups that carry out activities that disrupt the legal order
11. In cases when rough or violent language and actions are used, when there is contentious behavior toward others without provocation, or when there are attempts to disrupt the business, maintenance, or management operations related to the building, when orderly proceedings are disrupted and these activities cause the lessor to doubt the maintenance of good faith in dealings with the lessee
12. In cases when any of the items in this contract or those supplemental to this contract are violated page 7

Article Number Seventeen (Notice of immediate contract dissolution)
In cases when unavoidable circumstances arise during the term of this lease and this contract is to be dissolved, either the lessor or the lessee may provide the other party with six months' prior notice in accordance with this document and dissolve this contract. However, the lessee may, in lieu of notice, pay to the lessor a dissolution fee in the amount of six months' rental fees and thereby obtain immediate dissolution of the contract. In addition, in cases when the lessee vacates the premises without giving notice in accordance with this document, or in cases when due to debts of the lessee this contract is dissolved, the lessee must bear the responsibility for payment of the same contract dissolution fees.

Article Number Eighteen (Cancellation of contract)
In cases when due to natural disasters, earthquakes or other events that cannot be controlled, the building is damaged or destroyed either in part or as a whole, making it impossible to use the leased space, this contract will be ended as a matter of course.

Article Number Nineteen (Restoration to original condition)
(1.) In cases when this contract is ended (including dissolution and termination of the contract) the lessee must, by the deadline set by the lessor, restore the partitioning of rooms installed in the space, and other facilities and fixtures installed by the lessee; in cases when there are damaged or dirty places, the lessee must restore the leased space to its original condition when returning the premises to the lessor.
(2.) In cases when the leased space has not been restored to its original condition by the time of the deadline set by the lessor, the lessor may take measures to restore the space to its original condition at the lessee's expense.

Article Number Twenty (Measures regarding leftover equipment and goods after the property is vacated)
In cases when there are materials and goods remaining inside the leased space after the contract has ended and the premises have been vacated, the lessor may dispose of these items as it deems fit, and the lessee is without recourse to dispute these actions.

Article Number Twenty-one (Compensation for damages due to late evacuation)
In cases when the lessee has not vacated the premises at the time this contract is ended, the lessee is responsible to pay damages to the lessor equal to double the rental fees due for each day following the ending of the contract until the premises are evacuated, as well as the various expenditures described in Article 6.

page 8

Article Number Twenty-two (Right to demand purchase of incidental fixtures) Upon vacating the premises, and for that reason, irrespective of category, the lessee shall not demand compensation from the lessor for redecoration of the leased space or partitions between rooms, or for the purchase of other incidental fixtures and facilities. Nor shall compensation be demanded for necessary expenses incurred in connection with these renovations, nor money for moving expenses, removal fees or money for the purchase of rights.

Article Number Twenty-three (Regulations inside the building)
The lessee agrees to abide by the rules of the building management established elsewhere by the lessor.

Article Number Twenty-four (Confirmation of representatives and examination of this contract)
The representatives appointed by the lessor and lessee shall examine all of the articles contained in this document, and announce that they, the lessor and lessee, agree to adhere to the articles they have examined that constitute this contract.

Article Number Twenty-five (Items not covered in regulations/items of responsibility)
In cases when there is doubt about items that are not covered in this document or with regard to the interpretation of these articles, the lessee and lessor shall meet in good faith for discussion in order to clarify that interpretation.

Article Number Twenty-six (Jurisdiction over this agreement)
The lessor and lessee agree that any disputes arising in connection with this contract shall fall under the jurisdiction of the first competent court in the lessor's area of residence.

page 9

Article Number Twenty-seven (Items of special agreement)
(1.) With regard to the monthly rental fees and management fees, the lessee shall bear responsibility for any additional consumption tax.
(2.) Address and information for electronic transfer of rental fees, management fees, and consumption taxes.

Bank name: Fuji Ginko (Fuji Bank) Mita branch
Account number:
Name of client: Sanwa Radiator, Ltd.

In addition, the lessee shall be responsible to pay for the electronic transfer fees.

Upon approval of this contract, two copies of the original contract shall be made up, signed with personal seals affixed to it, and the lessee and lessor shall each keep one copy of this document on file.

page 10

Lessor (landlord)
President, Eiji Watanabe
Sanwa Radiator, Co. Ltd.
24-21 Shiba 3-chome, Minato-ku, Tokyo

(seal affixed)

Lessee (occupant)
President, Hiroshi Kasamatsu
Natus Japan, Co. Ltd.
3-22 Tora-no-mon, 2 Chome, Minato-ku, Tokyo

(seal affixed)


Representative
Kensetsu Daijin (1) No. 5907
Manager, Tomomi Mori
Sanwa Builds Co., Ltd.
Ueno Realtor Division
Hirokoji Kaikan 6F Ueno
Ueno 1-19-10 Daito-ku, Tokyo

(seal affixed)

Representative for trade in housing development and buildings
Registration number: Tokyo 99499
Tomomi Mori

(seal affixed)

page 11

Announcement of lease agreement

Address: 24-21 Shiba 3-chome, Minato-ku, Tokyo
Building name: Sanwa Building
Type of construction: Steel girders, with steel supported concrete construction, a six-story building
Space being leased: second floor, 347.96 m2  (105 x 25 tsubo)


                                                                               9